Exhibit 23.2

[Letterhead of PriceWaterhouseCoopers]

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Metallica Resources Inc. Stock Option Plan) of our report dated March 20, 2007 relating to the consolidated financial statements of Metallica Resources Inc., which appears in Metallica Resources Inc.’s Annual Report on Form 20-F for the year ended December 31, 2006.

/S/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, B.C., Canada
December 21, 2007